                                                News Release

                                                                                                Cory T. Walker
July 16, 2004                                                                            Chief Financial Officer
                                                                                                (386) 239-7250

BROWN & BROWN, INC. ANNOUNCES
$200,000,000 PRIVATE DEBT PLACEMENT

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE: BRO), today announced that the company has completed the first funding of a total issuance of up to $200 million of unsecured senior notes (the "Notes") through a private placement.

The $200 million is divided into two series: Series A for $100 million due in 2011 and bearing interest at 5.57%; and series B for $100 million due in 2014 and bearing interest at 6.08%. The closing on the Series B Notes occurred on July 15, 2004.  The closing on the Series A Notes is scheduled to occur on September 15, 2004.  Brown & Brown anticipates using the proceeds from the sale of the Notes for general corporate purposes, including repayment of existing senior debt and acquisitions.

The Notes have not been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws and were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, employee benefit administration, and managed health care programs. Providing service to business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' sixth largest independent insurance intermediary. Our Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, are contained in the Company’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of Arizona, California, Florida,  New Jersey, New York and/or Washington, where significant portions of the Company’s business are concentrated; the actual costs of resolution of contingent liabilities; and those factors relevant to Brown & Brown's consummation and integration of announced acquisitions, including any matters analyzed in the due diligence process, material adverse changes in the customers of the companies whose operations are acquired, and material adverse changes in the business and financial condition of either or both companies and their respective customers. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

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